Exhibit 99.12

FIRST AMENDMENT

TO

STOCK PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (this “Amendment”) is made effective as of January 1, 2018, by and between SPAR Marketing Force, Inc., a Nevada corporation (“Buyer”), and Richard Justus, a Florida resident (“Seller”).

WHEREAS, Buyer and Seller are parties to that certain Stock Purchase Agreement, dated as of October 13, 2017 (the “Purchase Agreement”); and

WHEREAS, the parties hereto and thereto desire to amend the Purchase Agreement as provided herein.

NOW, THEREFORE, the parties, intending to be legally bound and in consideration of the premises and mutual promises herein contained, agree as follows:

1.     Amendment to definition of EBITDA. The first sentence of the definition of EBITDA is hereby deleted in its entirety and replaced with the following:

“ “EBITDA” - the Company’s net income, (1) plus taxes, (2) plus interest expense, (3) minus the sum of interest income, depreciation and amortization, and (4) minus capital expenditures, as calculated using the audited financial statements of the Company prepared by the Company’s independent auditor (“AFS”).”

2.     Amendment to Section 1(b) of the Purchase Agreement. The first sentence of Section 1(b) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“$50,000 (“Down Payment”) to be put into escrow and paid to Seller on January 1, 2018 (“Closing Date”) and deducted from PP.”

3.     Amendment to Section 2 of the Purchase Agreement. Section 2 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“a. Within 60 days after the Closing Date, Buyer will deliver to Seller an audited balance sheet of Resource Plus as of December 31, 2017 prepared in accordance with U.S. GAAP (the “Closing Balance Sheet”). If the Closing Balance Sheet sets forth a net worth less than $2,700,000 (the “Minimum Net Equity”), then Seller will have 30 days following delivery of the Closing Balance Sheet to object to the Closing Balance Sheet; and, if no objection is received, the Closing Balance Sheet will be used to calculate any adjustment to PP.

b. If Seller gives such notice of objection, then the issues in dispute will be submitted to BDO USA, LLP (the “Accountants”) for resolution. If issues in dispute are submitted to the Accountants for resolution, each party will furnish to the Accounts such work papers and other documents and information relating to the disputed issues as the Accountants may request. The final determination by the Accountants will be binding and conclusive on the parties, and Buyer and Seller will each bear 50% of the Accountants’ fees for such determination.

c. If the net worth of Resource Plus as set forth on the Closing Balance Sheet, if undisputed, or as determined by the Accountants, if the Closing Balance Sheet is disputed, is less than the Minimum Net Equity (the “Final Net Worth”), 2% of the difference between the Minimum Net Equity and the Final Net Worth will be deducted from PP, and the Purchase Note shall be reduced by such amount.”

4.     Amendment to Section 7(b) of the Purchase Agreement. Section 7(b) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“if EBITDA is greater than $2,000,000, then Seller will be paid an additional $4,000 within 60 days of Buyer’s Delivery of the AFS for a total of $8,000 for the year, in each such year.”

5.     Miscellaneous.

(a)     Effect of Amendment. The execution, delivery and effectiveness of this Amendment shall not constitute a waiver or amendment of any provision of the Purchase Agreement, except as specifically set forth herein. Except as expressly provided in this Amendment, all other provisions of the Purchase Agreement shall remain in full force and effect. All references to the Purchase Agreement in any other document, instrument, agreement or writing hereafter shall be deemed to refer to the Purchase Agreement as amended hereby.

(b)     Headings. The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding section or sections of this Amendment or the Purchase Agreement. All words used in this Amendment or the Purchase Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

(c)     Successors and Assigns. Seller may not assign any of its rights under this Amendment or the Purchase Agreement without the prior consent of Buyer, which may be withheld at its sole discretion. Subject to the preceding sentence, this Amendment and the Purchase Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Amendment or the Purchase Agreement will be construed to give any Person other than the parties to this Amendment or the Purchase Agreement any legal or equitable right, remedy, or claim under or with respect to this Amendment or the Purchase Agreement or any provision of this Amendment or the Purchase Agreement. This Amendment and the Purchase Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Amendment and the Purchase Agreement and their successors and assigns.

(d)     Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment is effective as of the date set forth above.

BUYER:

SPAR MARKETING FORCE, INC.

By:
Name:	Christiaan M. Olivier
Title:	Chief Executive Officer

SELLER:

Richard Justus

[Signature Page to First Amendment to Stock Purchase Agreement]